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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 13, 2001, except for the eighth paragraph of Note 2, as to which the date is February 20, 2001, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-61430) and related Prospectus of The Medicines Company for the registration of 4,000,000 shares of its common stock.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
June 15, 2001